UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2016, MGM Lessee, LLC, a Delaware limited liability company (the “Tenant”) and a subsidiary of MGM Resorts International, entered into a First Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016 between the Tenant and MGP Lessor, LLC, a Delaware limited liability company and a subsidiary of MGM Growth Properties LLC (the “Master Lease”). The Amendment provides that, among other things, the initial rent under the Master Lease will be increased by $100 million, $90 million of which will be allocated to the Base Rent (as defined in the Master Lease) for the initial term and $10 million of which will be allocated to the Percentage Rent (as defined in the Master Lease). As a result, the Base Rent under the Master Lease will be $585 million and the Percentage Rent will be $65 million. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment to Master Lease, dated as of August 1, 2016, between MGP Lessor, LLC and MGM Lessee, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Master Lease, dated as of August 1, 2016, between MGP Lessor, LLC and MGM Lessee, LLC.

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